      As filed with the Securities and Exchange Commission on
                           June 21, 1994

              Registration No. 33-__________________


             SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                     ______________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

           INTER-REGIONAL FINANCIAL GROUP, INC.
       (Exact name of registrant as specified in its charter)

                            Delaware
    State or other jurisdiction of incorporation or organization)

                           41-1228350
              (I.R.S. Employer Identification No.)

                      Dain Bosworth Plaza
                     60 South Sixth Street
                Minneapolis, Minnesota 55402-4422
             (Address of Principal Executive Offices)

    INTER-REGIONAL FINANCIAL GROUP, INC. 1986 STOCK OPTION PLAN
                    (Full title of the plan)

                      Carla J. Smith, Esq.
       Senior Vice President, General Counsel and Secretary
              Inter-Regional Financial Group, Inc.
                       Dain Bosworth Plaza
                      60 South Sixth Street
                Minneapolis, Minnesota 55402-4422
             (Name and address of agent for service)
                         (612) 371-7858
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

                             Proposed      Proposed
Title of                      maximum       maximum
Securities      Amount       offering      aggregate    Amount of
 to be           to be      price per      offering  registration
registered   registered (1)  share (2)     price (2)      fee
- -----------------------------------------------------------------

Common Stock  1,000,000       $24.31      $24,310,000    $8,383
 $.125 par      shares
   value)

(1) The number of shares being registered represents the number of additional shares of the Common Stock which may be issued pursuant to the plan in addition to shares previously registered.

(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock as reported on the Consolidated
Transaction Reporting  System of  the New  York Stock Exchange on
June 16, 1994.

Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the registrant's Registration Statements on Form S-8 (File Nos. 33-10243 and 33-39182), including post-effective amendments thereto.

                             Part II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits

Exhibit
Number    Description
- -------   -------------------------------------------------------

5.1       Opinion of Dorsey & Whitney.

23.1      Consent of Dorsey & Whitney (included in Exhibit 5.1).

23.2      Consent of KPMG Peat Marwick.

24.1      Power of Attorney.


Item 9.   Undertakings

A.   Post-Effective Amendments.

Inter-Regional Financial Group, Inc. (the "Company") hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Subsequent Documents Incorporated by Reference.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Claims for Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 16, 1994.

INTER-REGIONAL FINANCIAL GROUP, INC.

By  Daniel J. Reuss
    -------------------------
    Daniel J. Reuss
    Senior Vice President, Corporate
    Controller and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 16, 1994.

Signatures                        Title

        *
- -----------------------           President, Chief Executive
Irving Weiser                     Officer and Director
                                  (principal executive officer)

Daniel J. Reuss
- -----------------------           Senior Vice President,
Daniel J. Reuss                   Corporate Controller and
                                  Treasurer
                                  (principal financial and
                                  accounting officer)

- -----------------------           Chairman of the Board and
Richard D. McFarland              Director

        *
- -----------------------           Director
F. Gregory Fitz-Gerald

        *
- -----------------------           Director
Susan S. Boren

        *
- -----------------------           Director
Lawrence Perlman

        *
- -----------------------           Director
David A. Smith

        *
- -----------------------           Director
Arthur R. Schulze, Jr.

        *
- -----------------------           Director
C. A. Rundell, Jr.

        *
- -----------------------           Director
Robert L. Ryan


* By  Daniel J. Reuss
      -------------------------------
      Daniel J. Reuss, Attorney-in-Fact

                             EXHIBIT INDEX


Exhibit
Number        Description

5.1           Opinion of Dorsey & Whitney

23.1          Consent of Dorsey & Whitney
              (included in Exhibit 5.1).

23.2          Consent of KPMG Peat Marwick

24.1          Power of Attorney

                                                      EXHIBIT 5.1

                    [Letterhead of Dorsey & Whitney]

June 17, 1994


Inter-Regional Financial Group, Inc.
Dain Bosworth Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402-4422

Ladies and Gentlemen:

Reference is made to the Registration Statement (the "Registration Statement") on Form S-8 that you intend to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the purpose of registering 1,000,000 shares (the "Shares") of Common Stock, par value $.125 per share, of Inter-Regional Financial Group, Inc. (the "Company"), which may be issued pursuant to the Company's 1986 Stock Option Plan, as amended to date (the "Plan"). We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and nonassessable, provided that the purchase price is at least equal to the par value of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Dorsey & Whitney

                                                     EXHIBIT 23.2


                 Independent Auditor's Consent


The Board of Directors
Inter-Regional Financial Group, Inc.:

We consent to the use of our report incorporated herein by reference in the Registration Statement.


KPMG Peat Marwick
- -----------------------
KPMG Peat Marwick


Minneapolis, Minnesota
June 16, 1994

                                                     EXHIBIT 24.1

                           POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Appel, Daniel J. Reuss and Carla J. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign (i) a Registration Statement on Form S-8 of Inter-Regional Financial Group, Inc. (the "Company") relating to the Company's 1986 Stock Option Plan, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission; and (ii) a New York Stock Exchange ("NYSE") Supplemental Listing Application with respect to the additional listing of 1,000,000 shares to be issuable under the Company's 1986 Stock Option Plan, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the NYSE; granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature                          Title                Date
- -----------------------------------------------------------------

Susan S. Boren                     Director        April 27, 1994
- ------------------------
Susan S. Boren

F. Gregory Fitz-Gerald             Director        April 27, 1994
- ------------------------
F. Gregory Fitz-Gerald

Richard D. McFarland               Chairman and    April 27, 1994
- ------------------------            Director
Richard D. McFarland

                                   Director                , 1994
- ------------------------
Lawrence Perlman

C.A. Rundell                       Director        April 27, 1994
- ------------------------
C. A. Rundell

Robert L. Ryan                     Director        April 27, 1994
- ------------------------
Robert L. Ryan

Arthur R. Schulze, Jr.             Director        April 27, 1994
- ------------------------
Arthur R. Schulze, Jr.

David A. Smith                     Director        April 27, 1994
- ------------------------
David A. Smith

Irving Weiser                      President,      April 27, 1994
- ------------------------
Irving Weiser                      Chief Executive
                                   Officer and
                                   Director

Daniel J. Reuss                    Senior Vice     April 27, 1994
- ------------------------           President
Daniel J. Reuss
Corporate Controller
and Treasurer
Principal Financial and
Accounting Officer)